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                                                                  Execution Copy

                           POPULAR NORTH AMERICA, INC.

                      INTEREST CALCULATION AGENCY AGREEMENT

         INTEREST CALCULATION AGENCY AGREEMENT between Popular North America, Inc., a Delaware corporation (the "Issuer"), and J.P. Morgan Trust Company, National Association, dated as of June 23, 2004.

         PRELIMINARY STATEMENT

         1. The Issuer proposes to issue and sell its Medium-Term Notes, Series F (the "Notes") from time to time under, and pursuant to, the terms of an Indenture, dated as of October 1, 1991, as amended by the First Supplemental Indenture, dated as of February 28, 1995, by the Second Supplemental Indenture, dated as of May 8, 1997 and by the Third Supplemental Indenture, dated as of August 5, 1999 (together, the "Indenture," the terms defined being used herein as defined therein or in the Notes), among the Issuer, Popular, Inc., a Puerto Rico corporation, and J.P. Morgan Trust Company, National Association (successor in interest to Bank One, N.A.), as trustee thereunder (acting in such capacity, the "Trustee"), as Successor Trustee to Citibank, N.A.

         2. The Issuer desires to appoint an agent of the Issuer to calculate the base rates applicable to those Notes on which interest is to accrue at a variable or floating rate ("Floating Rate Notes"), determined by references to LIBOR, the 11th District Cost of Funds Rate, the Commercial Paper Rate, the Treasury Rate, the Certificate of Deposit Rate, the CMT Rate, the Prime Rate or the Federal Funds Rate (collectively, the "Base Rates") as are specified and described in the Floating Rate Notes, a copy of which is attached hereto as Exhibit A.


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         NOW, THEREFORE, the Issuer and J.P. Morgan Trust Company, National
Association hereby agree as follows:

         Section 1. Appointment of Calculation Agent. The Issuer hereby appoints J.P. Morgan Trust Company, National Association as Calculation Agent (in such capacity, the "Calculation Agent") of the Issuer with respect to any Floating Rate Notes to be issued by the Issuer under and pursuant to the terms of the Indenture, and the Calculation Agent hereby accepts its obligations as set forth in this Agreement upon the terms and conditions set forth herein.

         Section 2. Calculation of Base Rates. Unless otherwise specified to the Calculation Agent with respect to any particular note, the calculation date for each applicable Interest Determination Date for any Note shall be the earlier of
(i) the tenth calendar day after such Interest Determination Date, or if any such day is not a Business Day (as defined in the Indenture) the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be. The Calculation Agent shall notify the Issuer and the Trustee of such Base Rate on such calculation date. If at any time the Calculation Agent is not also acting as Trustee under the Indenture, the Issuer shall, upon the issuance of each Floating Rate Note having a different Base Rate or different Interest Determination Dates than the Base Rate or Interest Determination Dates for any prior Floating Rate Note, notify such Calculation Agent of such Interest Determination Dates and Base Rate for such Floating Rate Note.

         Section 3. New Base Rates. If the Issuer proposes to issue Floating Rate Notes whose interest rate will be determined on a basis or formula not referred to above (a "New Base Rate"), the Issuer shall give a description of such New Base Rate to


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the Calculation Agent. The Calculation Agent shall determine if it is able and willing to calculate the New Base Rate and upon its agreement in writing to do so the term "Base Rate" shall be deemed to include the New Base Rate. If the Calculation Agent notifies the Issuer that it is not able or willing to calculate the New Base Rate, or that it is only willing to do so on the basis of an increase of its fees not acceptable to the Issuer, the Calculation Agent shall have no responsibility with respect to such New Base Rate and the Issuer shall appoint a different calculation agent to determine the New Base Rate.

         Section 4. Fees and Expenses. The Calculation Agent shall be entitled to such compensation for its services under this Agreement as may be agreed upon with the Issuer, and the Issuer shall pay such compensation and shall reimburse the Calculation Agent for all reasonable expenses, disbursements and advances incurred or made by the Calculation Agent in connection with the services rendered by it under this Agreement, including reasonable legal fees and expenses, upon receiving an accounting therefor from the Calculation Agent.

         Section 5. Right and Liabilities of Calculation Agent. The Calculation Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any Floating Rate Note, certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from the Issuer made or given by it and sent, delivered or directed to the Calculation Agent under, pursuant to or as permitted by any provision of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by any officer


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of the Issuer. The Calculation Agent may consult with counsel satisfactory to it and the opinion of such counsel shall constitute full and complete authorization and protection of the Calculation Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the opinion of such counsel. In acting under this Agreement, the Calculation Agent (in its capacity as such) does not assume any obligation towards, or any relationship of agency or trust for or with the holders of the Notes.

         Section 6. Right of Calculation Agent to Own Floating Rate Notes. The Calculation Agent may act as Trustee under the Indenture and it, its officers, employees and shareholders may become owners of, or acquire any interests in, Floating Rate Notes, with the same rights as if the Calculation Agent were not the Calculation Agent, and may engage in, or have an interest in, any financial or other transaction with the Issuer as if the Calculation Agent were not the Calculation Agent.

         Section 7. Duties of Calculation Agent. The Calculation Agent shall be obliged only to perform such duties as are specifically set forth herein and no other duties or obligations on the part of the Calculation Agent, in its capacity as such, shall be implied by this Agreement.

         Section 8. Termination, Resignation or Removal of Calculation Agent. The Calculation Agent may at any time terminate this Agreement by giving no less than 90 days' written notice to the Issuer unless the Issuer consents in writing to a shorter time. Upon receipt of notice of termination by the Calculation Agent, the Issuer agrees promptly to appoint a successor Calculation Agent. The Issuer may terminate this Agreement at any time by giving written notice to the Calculation Agent and specifying


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the date when the termination shall become effective; provided, however, that not termination by the Calculation Agent or by the Issuer shall become effective prior to the date of the appointment by the Issuer, as provided in Section 9 hereof, of a successor Calculation Agent and the acceptance of such appointment by such successor Calculation Agent. If an instrument of acceptance by a successor Calculation Agent shall not have been delivered to the Calculation Agent within 30 days after the giving of such notice of resignation, the resigning Calculation Agent may petition any court of competent jurisdiction for the appointment of a successor Calculation Agent. Upon termination by either party pursuant to the provisions of this Section, the Calculation Agent shall be entitled to the payment of any compensation owed to it by the Issuer hereunder and to the reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Calculation Agent in connection with the services rendered by it hereunder, as provided by Section 4 hereof.

         Section 9. Appointment of Successor Calculation Agent. Any successor Calculation Agent appointed by the Issuer or by a court following termination of this Agreement pursuant to the provisions of Section 8 hereof shall execute and deliver to the Calculation Agent and to the Issuer an instrument accepting such appointment, and thereupon such successor Calculation Agent shall, without any further act or instrument, become vested with all the rights, immunities, duties and obligations of the Calculation Agent, with like effect as if originally named as Calculation Agent hereunder, and the Calculation Agent shall thereupon be obligated to transfer and deliver, and such successor Calculation Agent shall be entitled to receive and accept, copies of any


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available records maintained by the Calculation Agent in connection with performance of its obligations hereunder.

         Section 10. Indemnification. The Issuer shall indemnify and hold harmless the Calculation Agent, its officers and employees from and against all actions, claims, damages, liabilities, losses and expenses (including reasonable legal fees and expenses) relating to or arising out of actions or omissions in any capacity hereunder, except actions, claims, damages, liabilities, losses and expenses caused by the gross negligence or wilful misconduct of the Calculation Agent, its officers or employees. This Section 10 shall survive the payment in full of all obligations under the Notes, whether by redemption, repayment or otherwise.

         Section 11. Merger, Consolidation or Sale of Business by Calculation Agent. Any corporation into which the Calculation Agent may be merged, converted or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent may be a party, or any corporation to which the Calculation Agent may sell or otherwise transfer all or substantially all of its corporate trust business, shall, to the extent permitted by applicable law, become the Calculation Agent under this Agreement without the execution of any paper or any further act by the parties hereto.

         Section 12. Notices. Any notice or other communication given hereunder shall be delivered in person, sent by letter, telecopy or telex or communicated by telephone (subject, in the case of communication by telephone, to written confirmation dispatched within 24 hours) to the addresses given below or such other address as the party to receive such notice may have previously specified:


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                  To the Issuer:

                  Popular North America, Inc.
                  c/o Popular, Inc.
                  209 Munoz Rivera Avenue
                  Hato Rey, Puerto Rico 00918
                  Attention:   Chief Financial Officer
                  Facsimile:   (787) 767-8948

                  To the Calculation Agent:

                  J.P. Morgan Trust Company, National Association
                  227 W. Monroe Street/Suite 2600
                  Chicago, Illinois 60606
                  Attention:   Brenda Cosey
                  Facsimile:   (312) 267-5209

                  To the Trustee:

                  J.P. Morgan Trust Company, N.A.
                  227 W. Monroe Street/Suite 2600
                  Chicago, Illinois 60606
                  Attention:   Insitutional Trust Services/George N. Reaves
                  Facsimile:   (312) 267-5209

         Any notice hereunder given by letter, telecopy or telex shall be deemed to have been received when it would have been received in the ordinary course of post or transmission, as the case may be.

         Section 13. Benefit of Agreement. Except as provided herein, this Agreement is solely for the benefit of the parties hereto and their successors and assigns and no other persons shall acquire or have any rights under or by virtue hereof.

         Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


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         Section 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been entered into the day and year first above written.

                                            POPULAR NORTH AMERICA, INC.




                                            By: /s/ Jorge A. Junquera
                                            ------------------------------
                                                Name:  Jorge A. Junquera
                                                Title:    President


                                            J.P. MORGAN TRUST COMPANY,
                                            NATIONAL ASSOCIATION




                                            By: /s/ George N. Reaves
                                            ------------------------------
                                                 Name: George N. Reaves
                                                 Title:   Vice President


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